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                                                                    EXHIBIT 13.2



                                 CERTIFICATION



           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES
                                     CODE)



Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Allianz Aktiengesellschaft, a German company (the "Company"), hereby certifies, to such officer's knowledge, that:



The Annual Report on Form 20-F for the year ended December 31, 2002 as amended by this Amendment No. 1 on Form 20-F/A (the "Amended Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: November 28 2003



                                          /s/ DR. HELMUT PERLET

                                          --------------------------------------

                                          Dr. Helmut Perlet

                                          Chief Financial Officer